                                 AMENDMENT NO. 3
                                       TO
          AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT

         The Master Administrative Services Agreement (the "Agreement"), dated July 1, 2004, by and between A I M Advisors, Inc., a Delaware corporation, and AIM Equity Funds, a Delaware business trust.

                                  WITNESSETH:

         WHEREAS, the parties desire to amend the Agreement to delete two portfolios, AIM Core Strategies Fund and AIM U.S. Growth Fund, from the Agreement;

         NOW, THEREFORE, the parties agree as follows;

         1. Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
          AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                                AIM EQUITY FUNDS

PORTFOLIOS                                       EFFECTIVE DATE OF AGREEMENT
----------                                       ---------------------------
AIM Aggressive Growth Fund                               June 1, 2001
AIM Blue Chip Fund                                       June 1, 2001
AIM Capital Development Fund                             June 1, 2001
AIM Charter Fund                                         June 1, 2001
AIM Constellation Fund                                   June 1, 2001
AIM Dent Demographic Trends Fund                         June 1, 2001
AIM Diversified Dividend Fund                          December 28, 2001
AIM Emerging Growth Fund                                 June 1, 2001
AIM Large Cap Basic Value Fund                           June 1, 2001
AIM Large Cap Growth Fund                                June 1, 2001
AIM Mid Cap Growth Fund                                  June 1, 2001
AIM Select Basic Value Fund                             August 29, 2002
AIM Weingarten Fund                                      June 1, 2001"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: March 15, 2005

                                               A I M ADVISORS, INC.

Attest:  /s/ OFELIA M. MAYO                    By:  /s/ MARK H. WILLIAMSON
       ----------------------------------         ------------------------------
         Assistant Secretary                        Mark H. Williamson
                                                    President

(SEAL)
                                               AIM EQUITY FUNDS

Attest:  /s/ OFELIA M. MAYO                    By:  /s/ ROBERT H. GRAHAM
       ----------------------------------         ------------------------------
         Assistant Secretary                        Robert H. Graham
                                                    President

(SEAL)